Exhibit 32
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*
In connection with the Quarterly Report of First Freedom Bancshares, Inc. (the Registrant) on Form 10-Q for the periods ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the Report), the undersigned to the best of our knowledge certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:
1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Bank.

/s/ John R. Lancaster
John R. Lancaster
President and Chief Executive Officer
November 12, 2008

/s/ Michael R. Wiggington
Michael R. Wiggington
Chief Financial Officer
November 12, 2008

*	As set forth in Item 601 of Regulation S-K, any certification furnished pursuant to this Item will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act (15 U.S.C. 78r), or otherwise subject to the liability of that section.
EXHIBIT 32